EX-23.1

                                                             EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-___________) pertaining to the Nichols TXEN Corporation 1996 Incentive Stock Option Plan of our report dated October 8, 1997, with respect to the consolidated financial statements of Nichols Research Corporation included in its Annual Report (Form 10-K) for the year ended August 31, 1997, filed with the Securities and Exchange Commission.

                                        ERNST & YOUNG LLP


Birmingham, Alabama
July 30, 1998